          ASSIGNMENT No. 4 OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of February 1, 1998, by and between CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a nation al banking corporation organized and existing under the laws of the United States of America ("Chase USA"), and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Chase USA, as Transferor on and after June 1, 1996, The Chase Manhattan Bank, as Transferor prior to June 1, 1996 and as Servicer, and the Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement, dated as of September 1, 1996 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

          WHEREAS, pursuant to the Pooling and Servicing Agreement, Chase USA wishes to designate Additional Ac counts of Chase USA to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

          WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, Chase USA and the Trustee hereby agree as follows:

               1.  Defined Terms.  All terms defined in the Pooling and
                   -------------
     Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

               "Addition Date" shall mean, with respect to the Additional
                -------------
     Accounts designated hereby, February 1, 1998.


               "Notice Date" shall mean, with respect to the Additional Accounts
                -----------
     designated hereby, January 5, 1998.


               2.  Designation of Additional Accounts. Chase USA shall deliver
                   ----------------------------------
     to the Trustee not later than five Business Days after the Addition Date, a computer file or microfiche list containing a true and complete list of each MasterCard and VISA ac count which as of the Addition Date shall be deemed to be an Additional Account, such accounts being identified by account number and by the amount of Receivables in such accounts as of the close of business on the Addition Date. Such list shall be delivered five Business Days after the date of this Agreement and shall be marked as
     Schedule 1 to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment.

               3.  Conveyance of Receivables.
                   -------------------------

               A. Chase USA does hereby transfer, as sign, set-over and otherwise convey to the Trust for the benefit of the Certificateholders, without recourse on and after the Addition Date, all right, title and interest of Chase USA in and to the Receivables now existing and hereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds of such Receivables, Recoveries, Interchange, Insurance Proceeds relating to such Receivables and the proceeds of any of the foregoing.

               B. In connection with such transfer, Chase USA agrees to record and file, at its own expense, a financing statement with respect to the Receivables now existing and hereafter created in the Additional Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of accounts as defined in Section 9-106 of the UCC as in effect in the State of New
     York meeting the requirements of applicable state law in such manner and such jurisdictions as are necessary to perfect the assignment of such Receivables to the Trust, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of this Agreement.

               C. In connection with such transfer, Chase USA further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its computer files that Receivables created in connection with the Additional Accounts designated hereby have been transferred to the Trust pursuant to this Assignment for the benefit of the Certificateholders.

               D. Chase USA hereby grants to the Trustee a security interest in all of Chase USA's right, title and interest in, to and under the Receivables now existing and hereafter created in the Additional Accounts designated hereby, all monies due or to become due with respect to such Receivables, Insurance Proceeds relating to such Receivables, Recoveries, Interchange and the proceeds to any of the foregoing to secure a loan in an amount equal to the unpaid principal amount of the Investor Certificates issued or to be issued pursuant to the Pooling and Servicing Agreement and the interests accrued at the related Certificate Rates, and this Agreement shall constitute a security agreement under applicable law.

               4  Acceptance by Trustee.  The Trustee hereby acknowledges its
                  ---------------------
     acceptance on behalf of the Trust for the benefit of the Certificateholders of all right, title and interest previously held by Chase USA in and to the Receivables now existing and hereafter created, and declares that it shall main tain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders.

               5.  Representations and Warranties of Chase USA.  Chase USA
                   -------------------------------------------
     hereby represents and warrants to the Trust as of the Addition Date:

               A.  Legal, Valid and Binding Obligation. This Assignment
                   -----------------------------------
     constitutes a legal, valid and binding obligation of Chase USA enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

               B.  Eligibility of Accounts and Receivables.  Each Additional
                   ---------------------------------------
     Account designated hereby is an Eligible Account and each Receiv able in such Additional Account is an Eligible Receivable.

               C.  Selection Procedures.  No selection procedures believed by
                   --------------------
     Chase USA to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Bank Portfolio.

               D.  Insolvency.  Chase USA is not insolvent and, after giving
                   ----------
     effect to the conveyance set forth in Section 3 of this Assignment, will not be insolvent.

               E.  Security Interest.  This Assignment constitutes either: (i) a
                   -----------------
     valid transfer and assignment to the Trust of all right, title and interest of Chase USA in and to Receivables now existing and hereafter created in the Additional Accounts designated hereby, and all proceeds (as defined in the UCC) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and any proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under Chase USA or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement, (y) the interest of the holder of the Transferor Certificate and (z) Chase USA's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account as provided in the Pooling and Servicing Agreement; or (ii) a grant of a security interest (as defined in the UCC) in such property to the Trust, which is enforceable with respect to existing Receivables of the Additional Accounts, the proceeds (as defined in the UCC) thereof and Insurance Proceeds relating thereto, upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated hereby, the proceeds (as defined in the UCC) thereof and Insurance Proceeds relating thereto, upon such creation; and (iii) if this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement described in Section 3 of this Assignment with respect to the Additional Accounts designated hereby and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (as defined in the UCC) thereof, and Insurance Proceeds relating to such Receivables, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the State of Delaware), except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement.

               F.  Breach of Representations and Warranties.  The provision set
                   ------------------------------------------
     forth in Section 2.4(d) of the Pooling and Servicing Agreement shall be applicable to any breach of the representations and warranties of this
     Section 5 with respect to any Receivable.

               6.  Conditions Precedent.  The acceptance by the Trustee set
                   --------------------
     forth in Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 7 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

               A.  Officer's Certificate.  Chase USA shall have delivered to the
                   ---------------------
     Trustee a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in Section 2.6 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Account, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by Chase USA in Section 5 is true and correct as of the Addition Date. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

               B.  Opinion of Counsel.  Chase USA shall have delivered to the
                   ------------------
     Trustee an Opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit E to the Pooling and Servicing Agreement.

               C. Additional Information.  Chase USA shall have delivered to the
                  ----------------------
     Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 5(d) to this Agreement.

               7.  Amendment of the Pooling and Servic ing Agreement.  The
                   -------------------------------------------------
     Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment and by Assignment No. 1 of

     Receivables in Additional Accounts, dated as of July 1, 1996, Assignment No. 2 of Receivables in Additional Accounts, dated as of September 1, 1996, Assignment No.3 of Receivables in Additional Accounts, dated as of December 1, 1997, Reassignment No. 1 of Receivables in Removed Accounts, dated as of September 30, 1997 and Reassignment No. 2 of Receivables in Removed Accounts, dated as of December 1, 1997. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provisions of the Pooling and Servicing Agreement.

               8.  Counterparts.  This Assignment may be executed in two or more
                   ------------
     counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               9.  GOVERNING LAW.    THIS AGREEMENT SHALL BE CONSTRUED IN
                   -------------
     ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                              CHASE MANHATTAN BANK USA,

                                              NATIONAL ASSOCIATION



                                              By: /s/ Keith Schuck
                                                 ----------------------------
                                                 Name:  Keith Schuck
                                                 Title: Vice President


                                              THE BANK OF NEW YORK,
                                                as Trustee


                                              By: /s/ Reyne Macadaeg
                                                 ----------------------------
                                                 Name:  Reyne Macadaeg
                                                 Title: Vice President

                                                             Schedule 1
                                                             to Assignment of
                                                             Receivables in
                                                             Additional Accounts
                                                             -------------------



                              ADDITIONAL ACCOUNTS
                              -------------------

                                                                      Schedule 2



               The Chase Manhattan Bank USA, National Association
                         Chase Credit Card Master Trust
                             Officer's Certificate


          Keith Schuck, a duly authorized officer of The Chase Manhattan Bank USA, National Association, a national banking corporation organized and existing under the laws of the United States of America ("Chase USA"), hereby certifies and acknowledges on behalf of Chase USA that to the best of his knowledge the following statements are true on February 1, 1998, (the
"Addition Date"), and acknowledges on behalf of Chase USA that this Officer's Certificate will be relied upon by The Bank of New York, as Trustee (the "Trustee") of the Chase Credit Card Master Trust in connection with the Trustee entering into Assignment No. 4 of Receivables in Additional Accounts, dated as of the Addition Date (the "Assignment"), by and between Chase USA and the Trustee, in connection with the Second Amended and Restated Pooling and Servicing Agreement, dated as of September 1, 1996, as heretofore supplemented and amended (the "Pooling and Servicing Agreement") pursuant to which The Chase Manhattan Bank, as Transferor prior to June 1, 1996 and Servicer, Chase USA as Transferor on and after June 1, 1996 and the Trustee are parties. The undersigned hereby certifies and acknowledges on behalf of Chase USA that:

          (a) on or prior to the Addition Date, Chase USA has delivered to the Trustee the Assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) and Chase USA has indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and within five Business Days after the Addition Date Chase USA shall deliver to the Trustee a computer file or microfiche list containing a true and complete list of all Additional Accounts identified by account number and the aggregate amount of the Receivables in such Additional Accounts as of the Addition Date, which computer file or microfiche list shall be as of the date of such Assignment, incorporated into and made a part of such Assignment and the Pooling and Servicing Agreement.

          (b)  Legal, Valid and Binding Obligation.  The Assignment constitutes
               -----------------------------------
a legal, valid and binding obligation of Chase USA, enforceable against Chase USA in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (c)  Eligibility Of Accounts.  Each Additional Account designated
               -----------------------
pursuant to the Assignment is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

          (d)  Selection Procedures.  No selection procedures believed by Chase
               --------------------
USA to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts in the Bank Portfolio.

          (e)  Insolvency.  Chase USA is not insolvent and, after giving effect
               ----------
to the conveyance set forth in Section 3 of the Assignment, will not be insolvent. The Transfer of Receivables was not made in contemplation of insolvency. The transfer of the Receivables was made in good faith and without the intent to hinder, delay or defraud any of Chase USA's present or future creditors.

          (f)  Security Interest.  The Assignment constitutes either: (i) a
               -----------------
valid transfer and assignment to the Trust of all right, title and interest of Chase USA in and to Receivables now existing and hereafter created in the Additional Accounts designated pursuant to the Assignment, and all proceeds
(as defined in the UCC) of such Receivables and Insurance Proceeds relating thereto, and such Receivables and any proceeds thereof and Insurance Proceeds relating thereto will be held by the Trust free and clear of any Lien of any Person claiming through or under the Transferor or any of its Affiliates except for (x) Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement, (y) the interest of Chase USA as holder of the Transferor Certificate and (z) Chase USA's right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account as provided in the Pooling and Servicing Agreement and any Supplement; or (ii) a grant of a security interest (as defined in the UCC) in such property to the Trust, which is enforceable with respect to the existing Receivables of the Addition al Accounts designated pursuant to the Assignment, the proceeds (as defined in the UCC) thereof and Insurance Proceeds relating thereto upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created in respect of Additional Accounts designated pursuant to the Assignment, the proceeds (as defined in the UCC) thereof and Insurance Proceeds relating thereto, upon such creation; and (iii) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement described in Section 3 of the Assignment with respect to the Additional Accounts designated pursuant to the Assignment and in the case of the Receivables of such Additional Accounts thereafter created and the proceeds (as defined in the UCC) thereof, and Insurance Proceeds relating to such Receivables, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in the State of Delaware), except for Liens permitted under subsection 2.5(b) of the Pooling and Servicing Agreement.

          (g)  Requirements of Pooling and Servicing Agreement.  All
               -----------------------------------------------
requirements set forth in Section 2.6 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

          (h)  Executive Office. The chief executive office of Chase USA is
               ----------------
located at 802 Delaware Avenue, Wilmington, Delaware 19801. The chief executive office of Chase USA has been located in Delaware at all times since January 1, 1996.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of February, 1998.


                                      CHASE MANHATTAN BANK USA,
                                      NATIONAL ASSOCIATION



                                      By:________________________
                                         Name:
                                         Title: